Exhibit 10.2


            FIRST AMENDMENT, dated as of January 1, 1999 (the "First Amendment"), to the Investment Advisory Agreement (the "Agreement"), dated as of March 27, 1998 between Anthracite Capital, Inc., a Maryland corporation (the "Company"), and BlackRock Financial Management, Inc., a Delaware corporation (the "Manager").

                                  RECITALS

            Section 12 of the Agreement provides, among other things, that the Company and the Manager may amend the Agreement, if, but only if, such amendment is in writing and is signed by the parties thereof.

            The Company and the Manager hereby enter into this First Amendment pursuant to Section 12 of the Agreement, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

            All things necessary to make this First Amendment a valid agreement between the Company and the Manager in accordance with its terms have been done.

            In the event that any term or provision contained herein shall conflict or be inconsistent with any provision contained in the Agreement, the terms and provisions of this First Agreement shall govern.

            All terms used in this First Agreement which are defined in the Agreement have the meanings assigned to such terms in the Agreement.


                                  ARTICLE I

                                  AMENDMENTS

            SECTION 1.1 Amendment of Section 1.1 (c) of the Agreement.

            The definition of the term "Average Invested Assets" in Section
1.1 (c) of the Agreement shall be amended by deleting the word "daily" in the sixth line thereof and substituting thereof the word "monthly."

                                 ARTICLE II

                               MISCELLANEOUS

            Section 2.1 Governing Law. This First Amendment shall be construed in accordance with the laws of the State of New York for contracts to be performed entirely therein without reference to choice of law principles thereof.

            Section 2.2 Severability. The invalidity or unenforceability of any provision of this First Amendment shall not affect the validity of any other provision, and all other provisions shall remain in full force and effect.

            Section 2.3 Counterparts. This First Amendment may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties.

            Section 2.4 Ratification of the Agreement. As amended by this First Agreement, the Agreement is in all respects ratified and confirmed and the Agreement as so amended by this First Amendment shall read, taken and construed as one and the same instrument.



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                                 SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed all as of the date first written above.


                                   ANTHRACITE CAPITAL, INC.

                                   By:  /s/  Hugh R. Frater
                                        --------------------------------
                                   Name:   Hugh R. Frater
                                   Title:  President and Chief Executive Officer


                                   BLACKROCK FINANCIAL MANAGEMENT, INC.

                                   By: /s/  Laurence D. Fink
                                        --------------------------------
                                   Name:  Laurence D. Fink
                                   Title: Chairman and Chief Executive Officer